Q1 FY23 Earnings Presentation August 5, 2022 Exhibit 99.2

Q1 FY23 Earnings Call Agenda I. Introduction Crystal Gordon, SVP and General Counsel II. Operational Highlights Chris Bradshaw, President and CEO III. Financial Review Jennifer Whalen, SVP and CFO IV. Concluding Remarks Chris Bradshaw, President and CEO V. Questions & Answers 2

This presentation contains “forward-looking statements.” Forward-looking statements represent Bristow Group Inc.’s (the “Company”) current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, reflect management’s current views with respect to future events and therefore are subject to significant risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based that occur after the date hereof. Risks that may affect forward-looking statements include, but are not necessarily limited to, those relating to: public health crises, such as pandemics (COVID-19) and epidemics, and any related government policies and actions; any failure to effectively manage, and receive anticipated returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions; our inability to execute our business strategy for diversification efforts related to, government services, offshore wind, and advanced air mobility; our reliance on a limited number of customers and the reduction of our customers base as a result of consolidation and/or the energy transition; the possibility that we may be unable to maintain compliance with covenants in our financing agreements; global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries (OPEC) and other producing countries; fluctuations in the demand for our services; the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates; the possibility of significant changes in foreign exchange rates and controls; potential effects of increased competition and the introduction of energy efficient alternative modes of transportation and solutions; the possibility that we may be unable to re-deploy our aircraft to regions with greater demand; the possibility of changes in tax and other laws and regulations and policies, including, without limitation, actions of the Biden Administration that impact oil and gas operations or favor renewable energy projects in the U.S.; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; general economic conditions, including the capital and credit markets; the possibility that segments of our fleet may be grounded for extended periods of time or indefinitely; the existence of operating risks inherent in our business, including the possibility of declining safety performance; the possibi lity of political instability, war or acts of terrorism in any of the countries where we operate; the possibility that reductions in spending on aviation services by governmental agencies could lead to modifications of our search and rescue (“SAR”) contract terms with governments, our contracts with the Bureau of Safety and Environmental Enforcement (“BSEE”) or delays in receiving payments under such contracts; the effectiveness of our environmental, social and governance initiatives; the impact of supply chain disruptions and inflation and our ability to recoup rising costs in the rates we charge to our customers; and our reliance on a limited number of helicopter manufacturers and suppliers. If one or more of these risks materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022 (the “Annual Report”) which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. You should consider all risks and uncertainties disclosed in the Annual Report and in our filings with the United States Securities and Exchange Commission (the “SEC”), all of which are accessible on the SEC’s website at www.sec.gov. Cautionary Statement Regarding Forward-Looking Statements 3

Non-GAAP In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP measures including EBITDA, Adjusted EBITDA, Net Debt, Free Cash Flow and Adjusted Free Cash Flow. Each of these measures, detailed below, have limitations, and are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our filings with the SEC and posted on our website. EBITDA and Adjusted EBITDA are presented as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for special items that occurred during the reporting period and noted in the applicable reconciliation. Management believes that the use of EBITDA and Adjusted EBITDA is meaningful to investors because it provides information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements the financial performance of our assets without regard to financing methods, capital structure or historical cost basis. The GAAP measure most directly comparable to EBITDA and Adjusted EBITDA is net income. Since neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of Free Cash Flow available for discretionary use, as they do not take into account certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. Free Cash Flow represents the Company’s net cash provided by operating activities plus proceeds from disposition of property and equipment, less expenditures related to purchases of property and equipment. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude certain nonrecurring professional services fees, government grants related to the Company’s fixed wing services, other costs paid in relation to the merger between Era Group Inc. (“Era”) and Bristow Group Inc. (prior to such merger, “Old Bristow”) which was completed in June 2020 (the “Merger”), and the implementation of fresh-start accounting and the voluntary petitions filed by Old Bristow and certain of its subsidiaries on May 11, 2019, in the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division seeking relief under Chapter 11 of Title 11 of the U.S. Code (the “Chapter 11 Cases”). Management believes that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide information with respect to our ability to generate cash from the business. The GAAP measure most directly comparable to Free Cash Flow and Adjusted Free Cash Flow is net cash provided by operating activities. Since neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP, they should not be used as an indicator of, or an alternative to, net cash provided by operating activities. Investors should note numerous methods may exist for calculating a company's Free Cash Flow. As a result, the method used by management to calculate Free Cash Flow and Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their Free Cash Flow. As such, they may not be comparable to other similarly titled measures used by other companies. The Company also uses Adjusted Free Cash Flow excluding Net Capex. “Net Capex” is defined as net (proceeds from)/purchases of property and equipment. Management uses Adjusted Free Cash Flow excluding Net Capex, and believes this information is meaningful to investors, as an analytical indicator to assess the Company’s liquidity and cash generating performance. The Company also presents Net Debt, which is a non-GAAP measure, defined as total principal balance on borrowings less unrestricted cash and cash equivalents. The GAAP measure most directly comparable to Net Debt is total debt. Since Net Debt is not a recognized term under GAAP, it should not be used as an indicator of, or an alternative to, total debt. Management uses Net Debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes this metric is useful to investors in determining the Company’s leverage position since the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt. A reconciliation of each of EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding gains or losses on asset dispositions, Free Cash Flow, Adjusted Free Cash Flow, and Net Debt is included elsewhere in this presentation. Non-GAAP Financial Measures Reconciliation 4

Global Leadership Position in Helicopter Industry Aircraft Fleet (1)• Leading global provider of vertical flight solutions; primarily offshore energy personnel transportation, with significant end market diversification from government services contracts • Diverse fleet of 222 aircraft; primarily owned (80%) with attractive lease rates on the balance of the fleet • LTM operating revenues of $1.1 billion(1) • 2,946 employees, including 768 pilots and 765 mechanics(1) • Headquartered in Houston, TX and publicly traded on the NYSE (Ticker: VTOL) Operating Revenues by End Market (3) (1) As of 6/30/2022 (2) Reflects LTM operating revenues by region as of 6/30/2022; see page 20 for reconciliation (3) Reflects LTM operating revenues by end market as of 6/30/2022; see page 19 for reconciliation 222 $1.1 bn 5 Operating Revenues by Region (2) $1.1 bn

Substantial Value Creation from Merger Synergies As of June 30th, synergy projects representing ~$60mm of annualized run-rate savings have been completed, well exceeding target ✓ Elimination of redundant corporate expenses ✓ Realization of operational efficiencies in the U.S. Gulf of Mexico ✓ Optimization of aircraft maintenance programs and fleet utilization ✓ Synergies were realized within the first 24 months following the close of the Merger G&A Savings Fleet Cost Savings Other OpEx Savings 6 + + = +$60mm ANNUAL RUN-RATE SAVINGS In June 2020, Bristow and Era merged forming a larger, more diverse industry leader

Key Financial Highlights (1) Amounts shown as of 6/30/2022 (2) Comprised of $255.0 million in unrestricted cash balances and $63.0 million of remaining availability under ABL Facility (3) See page 16 for reconciliation of Net Debt (4) See page 17 for reconciliation of LTM Adjusted EBITDA excluding asset dispositions 7 $318mm $277mm $162mm Available Liquidity(1)(2) Net Debt(1)(3) LTM Adj. EBITDA Excl. Asset Sales(1)(4) Current Quarter Highlights(1) $302mm Total revenues $51mm Adjusted EBITDA excluding asset dispositions $26mm Adjusted Free Cash Flow • In June and July 2022, Bristow repurchased 425,938 shares of common stock for gross consideration of $10.0 million, representing an average repurchase price of $23.48 per stock • New $40 million Board-authorized stock repurchase program replacing the prior program • In August 2022, Bristow announced it will change its fiscal year end from March 31st to December 31st, effective December 31, 2022. • Bristow intends to issue financial guidance for the 2023 calendar year when the Company announces next quarter’s earnings.

Q1 FY23 Results – Sequential Quarter Comparison Operating Revenue Operating Revenues Adjusted EBITDA, excl. Asset Sales (1) Adjusted EBITDA excludes special items. See page 17 for a description of special items and reconciliation to net income 8 • Operating revenues were $18.6 million higher than Q4 FY22 primarily due to: • Higher fixed wing revenues due to higher utilization related to the reopening of borders in Australia • Higher oil and gas revenues primarily due to higher utilization and fuel revenues in the Africa and Europe regions • Higher government services revenues due to increased activity • Partially offset by lower cash collections from Cougar in Canada • Operating expenses were $6.8 million higher primarily due to higher fuel expenses and maintenance costs, partially offset by lower personnel, insurance and leased-in equipment costs • General and administrative expenses were $1.5 million lower primarily due to lower professional services fees and lower compensation expenses • Other income, inclusive of foreign exchange gains, was $16.8 million in Q1 FY23 compared to $13.0 million in Q4 FY22 • Adjusted EBITDA, excl. asset sales(1), increased by $15.2 million

Recent Highlights 9 Awarded new 10-year, £1.6 billion contract combining existing rotary and fixed wing services into a fully integrated, innovative solution led by Bristow UK SAR2G Acquired British International Helicopter Services Limited for £10.4 million, further enhancing leading government services offering Signed $55 million AW139 PBH support agreement aligning multiple, pre-merger agreements into a cohesive program that will result in lower maintenance costs and more consistent cash flows for the Company New partnerships with Elroy Air and Lilium, combined with other partnership agreements, places the Company in position to take a leading role in the developing Advanced Air Mobility market Released inaugural Sustainability Report, furthering Bristow’s commitment to formally embed sustainability into its Company strategy BIH PBH AAM ESG

Second-Generation Search and Rescue Contract (UKSAR2G)

Bristow awarded a £1.6 billion, 10-year contract for the Second-Generation Search and Rescue Aviation ("UKSAR2G") program by the Maritime and Coastguard Agency (MCA) in the U.K.

- New contract transitions beginning September 30, 2024, through December 31, 2026
- New contract combines existing rotary and fixed wing services into fully integrated, innovative solution led by Bristow
- Estimated capital expenditures range of $155-$165 million for new AW139 aircraft, modifications to existing aircraft and two new seasonal bases
- Ability to fund the capex with cash on hand and operating cash flows. However, to optimize capital structure, the Company plans to refinance the existing Lombard debt facilities on attractive terms and fund the balance of capex needs with operating cash flows

	FY2023	FY2024	FY2025	FY2026	Total
Total Capex	$2,000	$9,000	$88,000	$60,000	$159,000

Maritime & Coastguard Agency


G-MCGK
HM COASTGUARD

Bristow
10

Multi-year Growth in Upstream Oil & Gas Spending is Underway “…we think the growth rate will likely be much steeper with a longer duration than we initially thought, creating the best investment environment for Energy Services in almost 20 years.” “We have never seen $100/bbl oil at the trough of a cycle (global spare capacity will only be 1-2% by year end)” “This will be a margin cycle, not a build cycle…” — J. David Anderson, CFA Barclays Research Source: Company Reports, Barclays Research 11 Upstream Spending (North America / International) 1980 – 2025E

Strengthening Offshore Market Dynamics “Despite the risk of a global recession, we believe fundamentals for E&P upstream spending are strong…Fueled by years of under-investment and energy security and reliability concerns, E&P upstream spending growth is being driven by ambitions to grow spare production capacity and not by supply/demand dynamics alone.” — James West, Evercore ISI Source: Evercore ISI 12 Worldwide Average Working Floaters Worldwide Average Working Jackups

Improving Offshore Helicopter Market Dynamics “Overall utilization of Heavy and Super-Medium O&G Crew Transfer helicopters has recovered sharply” “Super-medium offshore types are at near-full utilization, order books for these aircraft are very thin and new orders will take 18 months (at least) to build” “Return to service of idle S92s is the only option for incremental demand in the next 18 months” — Steve Robertson, Air & Sea Analytics Source: Air and Sea Analytics 13 Effective Utilization of Heavy and Medium Offshore Helicopters

14 11 Appendix ⮚ Fleet Overview ⮚ Strong Balance Sheet and Liquidity Position ⮚ Reconciliation of LTM Adjusted EBITDA ⮚ Reconciliation of Free Cash Flow ⮚ Operating Revenues and Flight Hours by Line of Service ⮚ LTM Operating Revenues

Fleet Overview (1) As of 6/30/22 (2) Reflects the average age of owned helicopters 15 Number of Aircraft(1) Type Owned Aircraft Leased Aircraft Aircraft Held For Sale Consolidated Aircraft Average Age (years)(2) Heavy Helicopters: S-92 39 27 — 66 13 H225 — — 1 1 14 AW189 17 1 — 18 6 56 28 1 85 Medium Helicopters: AW139 51 4 — 55 11 S-76 D/C++/C+ 22 — — 22 12 73 4 — 77 Light—Twin Engine Helicopters: AW109 4 — — 4 15 EC135 10 — — 10 13 14 — — 14 Light—Single Engine Helicopters: AS350 17 — — 17 25 AW119 13 — — 13 16 30 — — 30 Total Helicopters 173 32 1 206 13 Fixed wing 6 8 — 14 UAV — 2 — 2 Total Fleet 179 42 1 222

Strong Balance Sheet and Liquidity Position ✓ $255.0 million of unrestricted cash and total liquidity of $318.0 million(1) ✓ As of June 30, 2022, the availability under the amended ABL Facility was $63.0 million(2) 1. Balances reflected as of 6/30/2022 2. As of 6/30/2022, the ABL Facility had $20.5mm in letters of credit drawn against it 3. Principal balance Amount(1) Rate Maturity ($mm, as of 6/30/2022) Cash $ 258 ABL Facility ($85mm) — S+200 bps May-27 Senior Secured Notes $ 400 6.875% Mar-28 Lombard Debt (BULL) 72 S+225 bps Dec-23 Lombard Debt (BALL) 60 S+225 bps Jan-24 Total Debt(3) $ 532 Less: Unrestricted Cash $ (255) Net Debt $ 277 16

Reconciliation of LTM Adjusted EBITDA

($000s)	Three Months Ended June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	LTM
Net income (loss)	$ 4,015	$ (4,376)	$ 164	$ 2,710	$ 2,513
Depreciation and amortization	16,536	16,919	17,223	17,644	68,322
Interest expense	10,242	10,241	10,230	10,426	41,139
Income tax (benefit) expense	8,231	3,260	(1,608)	14,484	24,367
EBITDA	$ 39,024	$ 26,044	$ 26,009	$ 45,264	$ 136,341
Special items (1)	9,986	9,838	5,393	(554)	24,663
Adjusted EBITDA	$ 49,010	$ 35,882	$ 31,402	$ 44,710	$ 161,004
(Gains) losses on disposals of assets, net	2,101	41	(727)	(162)	1,253
Adjusted EBITDA excluding asset dispositions	$ 51,111	$ 35,923	$ 30,675	$ 44,548	$ 162,257

(1) Special items include the following:	Three Months Ended June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	LTM
Restructuring costs	$ —	$ 2,113	$ 17	$ 117	$ 2,247
Loss on impairment	5,187	—	—	2,901	8,088
PBH amortization	3,291	3,062	3,060	3,060	12,473
Merger and integration costs	368	824	34	647	1,873
Government grants	—	—	—	(222)	(222)
Early extinguishment of debt fees	—	—	—	124	124
Reorganization items, net	49	43	29	103	224
Insurance-related proceeds, net	—	—	—	899	899
Nonrecurring professional services fees	1,091	3,796	2,253	817	7,957
Bankruptcy-related settlement	—	—	—	(9,000)	(9,000)
	$ 9,986	$ 9,838	$ 5,393	$ (554)	$ 24,663

Bristow

17

Reconciliation of Free Cash Flow 18 Three Months Ended ($000s) June 30, 2022 March 31, 2022 December 31, 2021 September 30, 2021 LTM Net cash provided by operating activities $ 22,750 $ 5,577 $ 45,083 $ 36,753 $ 110,163 Plus: Proceeds from disposition of property and equipment 7,558 — 740 3,188 11,486 Less: Purchases of property and equipment (9,046) (7,842) (5,920) (14,338) (37,146) Free Cash Flow $ 21,262 $ (2,265) $ 39,903 $ 25,603 $ 83,503 Plus: Restructuring costs 1,479 — 92 178 1,749 Plus: Merger and integration costs 277 851 8 2,212 3,348 Plus: Reorganization items, net 42 29 108 244 423 Plus: Nonrecurring professional services fees 2,966 819 1,764 — 5,549 Less: Bankruptcy-related settlement — — — (9,000) (9,000) Less: Government grants — — (61) (161) (222) Adjusted Free Cash Flow $ 26,026 $ (566) $ 41,814 $ 19,076 $ 86,350 Net purchases of property and equipment (“Net Capex”) 1,488 7,842 5,180 11,150 25,660 Adjusted Free Cash Flow excluding Net Capex $ 27,514 $ 7,276 $ 46,994 $ 30,226 $ 112,010

Operating Revenues and Flight Hours by Line of Service 19 Three Months Ended June 30, 2022 March 31, 2022 December 31, 2021 September 30, 2021 LTM Operating revenues ($000s) Oil and gas services: Europe $ 90,053 $ 89,234 $ 88,278 $ 93,420 $ 360,985 Americas 84,665 86,249 91,834 84,207 346,955 Africa 20,362 13,837 14,822 16,054 65,075 Total oil and gas services 195,080 189,320 194,934 193,681 773,015 Government services 70,107 66,239 66,435 69,742 272,523 Fixed wing services 25,942 16,806 20,509 23,501 86,758 Other services 3,019 3,217 3,132 3,196 12,564 $ 294,148 $ 275,582 $ 285,010 $ 290,120 $ 1,144,860 Three Months Ended June 30, 2022 March 31, 2022 December 31, 2021 September 30, 2021 Flight hours by line of service Oil and gas services: Europe 10,851 10,677 10,701 11,189 Americas 10,292 10,244 11,263 10,376 Africa 2,688 1,769 1,935 2,258 Total oil and gas services 23,831 22,690 23,899 23,823 Government services 4,536 3,542 3,581 4,212 Fixed wing services 3,330 2,859 3,428 3,687 31,697 29,091 30,908 31,722

LTM Operating Revenues 20 Three Months Ended (in millions) June 30, 2022 March 31, 2022 December 31, 2021 September 30, 2021 LTM Revenues Europe $ 155.4 $ 151.5 $ 150.1 $ 158.0 $ 615.0 Americas 94.3 94.6 100.9 93.8 383.6 Asia Pacific 21.2 13.0 16.7 19.9 70.8 Africa 23.3 16.5 17.3 18.4 75.5 Total $ 294.2 $ 275.6 $ 285.0 $ 290.1 $ 1,144.9